UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 19, 2013

LRI Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Armory Drive, Suite 300
Nashville, Tennessee  37204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(615) 885-9056

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
              Compensatory Arrangements of Certain Officers.

On February 20, 2013, LRI Holdings, Inc. (the “Company”), the parent company of Logan’s Roadhouse, Inc., announced that its Board of Directors has elected Mike Andres as President and Chief Executive Officer of the Company, as well as Chairman of the Board of Directors, each effective February 19, 2013.  Prior to his appointment to the Company, Mr. Andres served as McDonald’s Corporation’s U.S. Division President since 2010 and as Vice President - General Manager from 2007 to 2009.  Prior to that position, he served as Chief Executive Officer of Boston Market Corporation, when it was a subsidiary of McDonald’s Corporation, from 2001 to 2007.  Mr. Andres is 55 years old.

In connection with his election as President, Chief Executive Officer and Chairman, Mr. Andres and the Company expect to enter into an employment agreement (the “Employment Agreement”), setting forth the terms of his employment with the Company.  The Company will provide a description of the Employment Agreement in a future filing with the Securities and Exchange Commission (“SEC”) following its execution.

Mr. Andres succeeds G. Thomas Vogel as President, Chief Executive Officer and Chairman, who departed the Company to pursue other opportunities on February 19, 2013.  The Company expects to enter into a separation agreement with Mr. Vogel in connection with his departure from the Company, which will be described in a future filing with the SEC.

A copy of a press release announcing the election of Mr. Andres is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2013	LRI Holdings, Inc.

	By:	/s/ Amy L. Bertauski
Amy L. Bertauski
Chief Financial Officer and Treasurer
(Duly Authroized Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 20, 2013